Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147140, 333-184585 and 333-202550 on Form S-8 of our report dated February 25, 2015 relating to the financial statements of Nova Measuring Instruments Ltd. (the “Company”) for the two years ended December 31, 2014, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2016.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 3, 2017